Exhibit 99.1
Press Release
For Immediate Release
Contact: Claire S. Bean, Executive Vice President and Chief Financial Officer
1-508-528-7000 x363
Benjamin Franklin Bancorp Reports Results for Fourth Quarter of 2005; Declares Quarterly Dividend
FRANKLIN, MASSACHUSETTS (January 27, 2006): Benjamin Franklin Bancorp, Inc. (the “Company” or “Benjamin Franklin”) (Nasdaq: BFBC), the bank holding company for Benjamin Franklin Bank (the “Bank”), today reported net income of $1.3 million, or $.16 per share, for the quarter ended December 31, 2005.
The Company also today announced that its Board of Directors declared a quarterly cash dividend of $.03 per common share, payable on February 23, 2006 to stockholders of record as of February 9, 2006.
For the year ended December 31, 2005, the Company reported net income of $431,000. These results included the effect of two non-recurring charges recorded in the second quarter of 2005 for the $4.0 million contribution made to the Benjamin Franklin Bank Charitable Foundation (charge of $2.6 million on an after-tax basis), and the sale/write-down of bank-owned land (loss of $1.0 million after tax). Excluding these non-recurring charges, the Company earned $4.1 million for the year ended December 31, 2005. Because shares had not been issued and outstanding during the entire period, earnings per share have not been reported for the year ended December 31, 2005.
Thomas R. Venables, President and Chief Executive Officer, noted: “ 2005 was a tremendously successful and exciting year for Benjamin Franklin. With our mutual-to-stock conversion and the acquisition of Chart Bank, we now have a broader geographical base and greater resources with which to serve our customers. 2006 will bring a number of challenges, not the least of which are a very difficult interest rate environment and intense local competition for deposits. Nonetheless, we remain very excited about continuing to build upon all of the positive events of this past year. ”
Since December 31, 2004, the Company’s balance sheet has increased by $349.7 million, or 67.6%, to $867.1 million. Of that increase, $290.4 million was the result of the acquisition of Chart Bank on April 4, 2005, and consisted of the following major asset and liability components: loans, $184.0 million; securities, $36.1 million; cash deployed by CSSI, the Bank’s ATM servicing subsidiary, $28.9 million; deposits, $217.4 million; and borrowed funds, $25.5 million. Also contributing to growth was the $53.7 million of net proceeds received as a result of the Company’s issuance of 5,977,419 shares in connection with its mutual-to-stock conversion and related stock offering.

The net loan portfolio increased by $221.8 million, or 57.8%, during 2005. While the Chart Bank acquisition accounted for $184.0 million of that growth, another $37.8 million of net loan growth was generated internally, attributable to growth of $51.0 million in the Bank’s commercial loan portfolio, net of a $13.2 million decrease in residential mortgage and consumer loans. With the addition of the Chart Bank loan portfolio and internal growth, commercial loans have grown to 47.3% of total loans, compared to 30.8% at December 31, 2004. The Company remains committed to the further expansion of its commercial lending business over the next several years.
In the year ended December 31, 2005, the Company’s deposits have increased by $215.2 million, or 54.3%, to $611.7 million, primarily the result of the Chart Bank acquisition. The Company’s mix of deposits has shifted during 2005, with certificate accounts accounting for 43.0% of total deposits at December 31, 2005, compared with 34.6% at year end 2004. This resulted from the addition of Chart Bank’s deposit accounts as well as from an increase in demand for certificate accounts generally, caused by the rise in interest rates over the past year.
Asset quality remained strong at the close of the fourth quarter, with non-performing assets as a percentage of total assets at .05% as of December 31, 2005. The allowance for loan losses increased to .93% of total loans at year end 2005, compared to .82% of total loans at December 31, 2004.
The Company’s net interest margin (“NIM”) was 3.17% for the three months ended December 31, 2005, an increase of 24 basis points compared to the fourth quarter of 2004. The NIM had widened further, to 3.34% in the third quarter of 2005, due to the addition of Chart Bank’s balance sheet, which was more heavily invested in commercial assets than that of Benjamin Franklin. However, in the fourth quarter the NIM narrowed, due to the effect of increased price competition for certificate accounts and the continued flattening of the Treasury yield curve, which had the effect of reducing the spread between the Company’s earning assets and its core deposit accounts. Management expects that the Company’s NIM will contract further in 2006 as a result of the relatively flat yield curve and continued competitive pressure on both certificate and money market account interest rates. Interest rates on money market accounts in particular have tended to lag the rise in market interest rates over the past year, and management considers it likely that those rates may rise significantly in the coming months.
Overall, the increase in the NIM for the fourth quarter of 2005 when compared to 2004, coupled with balance sheet growth, resulted in a $2.4 million increase in net interest income, which rose to $6.0 million in the fourth quarter of 2005, compared to $3.6 million for the fourth quarter of 2004.
Non-interest income for the quarter totaled $1.4 million, an increase of $979,000 compared to the fourth quarter of 2004. This increase reflects the addition of deposit and loan fees associated with former Chart Bank accounts, as well as fee revenue generated by CSSI, the Bank’s ATM servicing subsidiary. For the quarter, those CSSI fees amounted to $638,000, an increase of $145,000 or 29.4%, when compared to the third quarter of 2005. This was caused by growth in cash supplied by CSSI to its ATM customers , which increased by $9.7 million in the fourth quarter to $37.2 million at December 31, 2005.
The Company’s efficiency ratio for the quarter (excluding amortization of the core deposit intangible and gains/losses on sales of bank assets) improved to 67.2% from 78.8% in the year earlier period. Although operating expenses have increased in order to support the Company’s lending growth and public company status, the leverage to the Company’s existing expense structure provided by the Chart Bank acquisition and internally-generated growth more than offset these expense increases.
As disclosed in the prospectus used in the Company’s stock offering related to the mutual-to-stock conversion and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, the Company expects to adopt a stock-based incentive plan in 2006, subject to shareholder approval. The granting of restricted stock and stock options under the stock-based incentive plan will increase the Company’s compensation costs in the periods in which such awards and options vest.
Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Benjamin Franklin Bancorp is engaged and changes in the securities market. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Cash and due from banks	$16,499	$8,691
Cash supplied by CSSI to ATM customers	37,200	—
Short-term investments	12,051	5,513

Total cash and cash equivalents	65,750	14,204

Securities available for sale, at fair value	122,379	86,070
Securities held to maturity, at amortized cost	109	217
Restricted equity securities, at cost	10,012	6,975

Total securities	132,500	93,262
Loans	610,802	386,545
Allowance for loan losses	(5,670)	(3,172)

Loans, net	605,132	383,373
Premises and equipment, net	11,546	11,147
Accrued interest receivable	3,045	1,490
Goodwill	33,762	4,248
Core deposit intangible	4,133	45
Bank-owned life insurance	7,451	7,182
Other assets	3,738	2,442

	$867,057	$517,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Regular savings	$97,960	$95,875
Money market accounts	94,347	53,167
Now accounts	32,147	22,460
Demand deposit accounts	124,396	87,776
Time deposit accounts	262,823	137,221

Total deposits	611,673	396,499

Short-term borrowings	—	4,250
Long-term debt	141,339	81,000
Other liabilities	6,933	4,316

Total liabilities	759,945	486,065

Common stock, no par value; authorized 75,000,000 shares; issued 8,488,898 shares at December 31, 2005	—	—
Additional paid-in capital	82,849	—
Retained earnings	32,942	32,997
Unallocated common stock held by ESOP	(5,353)	—
Accumulated other comprehensive loss	(2,326)	(1,669)

Total stockholders’ equity	108,112	31,328

	$868,057	$517,393

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Interest and dividend income:
Loans, including fees	$8,753	$4,753	$30,409	$17,320
Debt securities	1,154	712	3,811	3,092
Equity securities	129	75	400	244
Short-term investments	171	32	515	139

Total interest and dividend income	10,207	5,572	35,135	20,795

Interest expense:
Interest on Deposits	2,702	1,145	8,500	4,366
Interest on Borrowings	1,494	862	4,617	2,666

Total interest expense	4,196	2,007	13,117	7,032

Net interest income	6,011	3,565	22,018	13,763

Provision for loan losses	38	150	686	620

Net interest income, after provision for loan losses	5,973	3,415	21,332	13,143

Other income (charges):
Deposit service fees	376	198	1,233	882
Loan servicing fees	111	67	442	254
ATM servicing fees	637	—	1,639	—
Gain on sale of loans, net	44	17	116	123
Loss on sales of securities, net	—	(32)	—	(24)
Loss on sale/write-down of bank owned-land, net	—	—	(1,020)	—
Income from bank-owned life insurance	65	63	269	208
Miscellaneous	203	144	808	681

Total other income	1,436	457	3,487	2,124

Operating expenses:
Salaries and employee benefits	2,872	1,808	9,882	7,488
Occupancy and equipment	621	375	2,374	1,410
Data processing	395	306	1,734	1,353
Professional fees	397	182	1,021	374
Contribution to Benjamin Franklin Bank Charitable Foundation	—	—	4,000	—
Amortization of core deposit intangible	356	45	1,400	181
Other general and administrative	691	514	2,865	1,880

Total operating expenses	5,332	3,230	23,276	12,686

Income before income taxes	2,077	642	1,543	2,581
Provision for income taxes	764	266	1,112	892

Net income	$1,313	$376	$431	$1,689

Weighted-average shares outstanding:
Basic	8,025,607	n/a	n/a	n/a
Diluted	8,025,607	n/a	n/a	n/a

Earnings per share
Basic	$0.16	n/a	n/a	n/a
Diluted	$0.16	n/a	n/a	n/a

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Dollars in thousands except share and per share data)

	At or For the Three Months		For the Year
	Ended December 31,		Ended December 31,

	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Financial Highlights:
Net interest income	$6,011	$3,565	$22,018	$13,763
Net income	$1,313	$376	$431	$1,689
Shares outstanding — end of period	8,026,644	n/a	n/a	n/a
Weighted average shares outstanding :
Basic	8,025,607	n/a	n/a	n/a
Diluted	8,025,607	n/a	n/a	n/a
Earnings per share:
Basic	$0.16	n/a	n/a	n/a
Diluted	$0.16	n/a	n/a	n/a
Shareholders’ equity — end of period	$108,112	$31,328
Book value per share — end of period	$13.47	n/a
Tangible book value per share — end of period	$8.75	n/a

Ratios and Other Information:
Return on average assets	0.60%	0.29%	0.06%	0.34%
Return on average equity	4.85%	4.83%	0.49%	5.59%
Net interest rate spread (1)	2.72%	2.56%	2.79%	2.63%
Net interest margin (2)	3.17%	2.93%	3.21%	3.00%
Efficiency ratio (3)	67.22%	78.84%	67.79%	79.19%
Operating expense to average total assets	2.46%	2.49%	2.99%	2.58%
Average interest-earning assets to average interest-bearing liabilities	119.96%	122.47%	121.90%	123.91%

At period end:
Non-performing assets to total assets	0.05%	0.07%
Non-performing loans to total loans	0.08%	0.09%
Allowance for loan losses to non-performing loans	1215.35%	941.25%
Allowance for loan losses to total loans	0.93%	0.82%

Equity to total assets	12.47%	6.05%
Tier 1 leverage capital ratio	9.57%	7.34%
Total risk-based capital ratio	14.89%	12.48%

Number of full service offices	9	6

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents operating expense minus expenses related to the amortization of intangible assets and the contribution to the Benjamin Franklin Bank Charitable Foundation divided by the sum of net interest income (before the loan loss provision) plus other income (excluding net gains (losses) on sale of bank assets).

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands)

	Three Months Ended December 31,
	2005			2004
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Loans	$604,934	$8,753	5.77%	$377,673	$4,753	5.01%
Securities	130,977	1,283	3.89%	98,859	787	3.17%
Short-term investments	17,115	171	3.97%	7,365	32	1.73%

Total interest-earning assets	753,026	10,207	5.40%	483,897	5,572	4.58%
Non-interest-earning assets	112,733			34,025

Total assets	$865,759			$517,922

Interest-bearing liabilities:
Savings deposits	$100,644	127	0.50%	$97,504	122	0.50%
Money market	101,319	453	1.78%	57,616	203	1.40%
NOW accounts	32,218	11	0.14%	22,771	9	0.16%
Certificates of deposits	255,194	2,111	3.28%	135,648	811	2.38%

Total deposits	489,375	2,702	2.19%	313,539	1,145	1.45%
Borrowings	138,331	1,494	4.42%	81,571	862	4.21%

Total interest-bearing liabilities	627,706	4,196	2.68%	395,110	2,007	2.02%
Non-interest bearing liabilities	130,595			91,833

Total liabilities	758,301			486,943
Equity	107,458			30,979

Total liabilities and equity	$865,759			$517,922

Net interest income		$6,011			$3,565

Net interest rate spread (2)			2.72%			2.56%
Net interest-earning assets (3)	$125,320			$88,787

Net interest margin (4)			3.17%			2.93%
Average interest-earning assets to
interest-bearing liabilities			119.96%			122.47%

(1)	Yields and rates for the three months ended December 31, 2005 and 2004 are annualized.

(2)	Net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income as a percent of average interest-earning assets.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands)

	Year Ended December 31,

	2005			2004
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Loans	$547,542	$30,409	5.56%	$338,198	$17,320	5.12%
Securities	120,007	4,211	3.51%	107,122	3,336	3.11%
Short-term investments	18,701	515	2.75%	13,367	139	1.04%

Total interest-earning assets	686,250	35,135	5.13%	458,687	20,795	4.53%
Non-interest-earning assets	91,508			33,838

Total assets	$777,758			$492,525

Interest-bearing liabilities:
Savings deposits	$102,781	518	0.50%	$98,753	491	0.50%
Money market	95,638	1,553	1.62%	53,246	535	1.00%
NOW accounts	31,742	63	0.20%	23,657	36	0.15%
Certificates of deposits	222,500	6,366	2.86%	134,034	3,304	2.47%

Total deposits	452,661	8,500	1.88%	309,690	4,366	1.41%
Borrowings	110,281	4,617	4.23%	60,497	2,666	4.41%

Total interest-bearing liabilities	562,942	13,117	2.34%	370,187	7,032	1.90%
Non-interest bearing liabilities	126,455			92,124

Total liabilities	689,397			462,311
Equity	88,361			30,214

Total liabilities and equity	$777,758			$492,525

Net interest income		$22,018			$13,763

Net interest rate spread (1)			2.79%			2.63%
Net interest-earning assets (2)	$123,308			$88,500

Net interest margin (3)			3.21%			3.00%
Average interest-earning assets to interest-bearing liabilities			121.90%			123.91%

(1)	Net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income as a percent of average interest-earning assets.

Reconciliation of Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three	Three	Twelve	Twelve
	months	months	months	months
	ended	ended	ended	ended
	December	December	December	December
	31, 2005	31, 2004	31, 2005	31,2004

Net Income (GAAP)	$1,313	$376	$431	$1,689
Add contribution to the Benjamin Franklin Bank Charitable Foundation (after tax)	—	—	2,640	—
Add loss on sale/write-down of bank-owned land, net (after tax)	—	—	1,020	—

Net Income Excluding Non-recurring Charges	$1,313	$376	$4,091	$1,689

Efficiency Ratio (GAAP)	71.6%	80.2%	91.3%	79.8%
Effects of amortization of intangible assets	(4.8)%	(1.1)%	(5.3)%	(1.1)%
Effects of contribution to the Benjamin Franklin Bank Charitable Foundation	—	—	(15.1)%	—
Effects of net gain (loss) on sale of bank assets	.4%	(.3)%	(3.1)%	.5%

	67.2%	78.8%	67.8%	79.2%